Exhibit 99.1

September 26, 2006

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Edward M. Jamison, President	702.878.0700
	Chief Executive Officer and Vice Chairman of the Board

	Cathy Robinson	702.878.0700
	Executive Vice President, Chief Financial Officer

COMMUNITY BANCORP CLOSES $50 MILLION TRUST PREFERRED ISSUANCE

Las Vegas, NV—September 26, 2006—Community Bancorp (NASDAQ: CBON) announced today that it has closed a $50 million pooled offering of trust preferred securities on September 21, 2006. The underlying capital securities mature in thirty years, and are callable at par after five years. The securities require quarterly distributions with $25 million bearing interest at a fixed rate of 6.78% for five years and floating thereafter at the three-month LIBOR plus 1.60% and $25 million bearing interest at a floating rate of three-month LIBOR plus 1.60%, which will reset quarterly to the then three-month LIBOR rate plus 1.60% per annum.

Edward M. Jamison, President and CEO, stated, “The proceeds from this offering will provide the capital necessary to complete the Valley Bank of Nevada acquisition and continue our organic growth.”

Community Bancorp (headquartered in Las Vegas, Nevada) strives to be a high-performing bank holding company for the long-term benefit of its shareholders, customers and employees. The Company, through its principal subsidiary, Community Bank of Nevada, implements its strategy by focusing on meeting the commercial banking needs associated with the population and economic growth of the greater Las Vegas area and by combining outstanding service, competitive financial products, local expertise and advanced technology to best serve the needs of its customers. Founded in 1995, Community Bank of Nevada offers full-service community banking through nine branches, in Las Vegas, Henderson and unincorporated Clark County, Nevada. The Company consistently ranks among the top performing banks in the state of Nevada and western region. For further information, please visit our web site at www.communitybanknv.com.

FORWARD LOOKING STATEMENTS

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, the economic condition of the Las Vegas market, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government and general economic conditions. Additional information on these and other factors that could affect financial results are included in Item 1A. Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2005, and our other Securities and Exchange Commission filings.

When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions.

Securities Law Matters

This News Release may be deemed to be solicitation material in respect to the proposed transaction between Community Bancorp and Valley Bancorp pursuant to an Agreement to Merge and Plan of Reorganization, dated as of June 28, 2006 by and among Community Bancorp and Valley Bancorp (the “Agreement”). Filing of this News Release is being made in connection with Rule 425 promulgated by the Securities and Exchange Commission (“SEC”).

In connection with the proposed transaction, Community Bancorp has filed with the SEC a registration statement on SEC Form S-4. The registration statement contains a joint proxy statement/prospectus which describes the proposed transaction and its proposed terms and conditions. Shareholders of Community Bancorp and Valley Bancorp are encouraged to read the registration material and proxy statement/prospectus before making any voting or investment decisions because these documents will contain important information about the transaction. A definitive joint proxy statement was first sent to the shareholders of each institution on September 6, 2006, seeking required shareholder approvals. A copy of the Agreement was filed with the SEC on June 30, 2006, as an exhibit to Community Bancorp’s 8-K, a separate filing from the Form S-4. The registration statement, the Form 8-K and all other documents filed with the SEC in connection with the transaction are available for free after filing, both on SEC’s web-site (www.sec.gov) or by contacting Cathy Robinson, Executive Vice President and Chief Financial Officer, Community Bancorp, 400 South 4th Street, Las Vegas, Nevada 89101. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on Community’s web-site: www.communitybanknv.com. Community posts these reports to its web-site as soon as reasonably practicable after filing them with the SEC. None of the information on or hyper-linked from Community’s web-site is incorporated into this press release